Exhibit 99.1

LENOX GROUP INC REPORTS FIRST QUARTER 2006 RESULTS

May 2, 2006 – Eden Prairie, MN. – Lenox Group Inc (NYSE: LNX), a leading collectible, tabletop and giftware company, today reported financial results for its first quarter ending April 1, 2006.

Summary of Results From Continuing Operations

Revenues for the first quarter were $90.4 million compared to $19.6 million in the first quarter of 2005. The increase in revenue reflects the impact of the acquisition of Lenox, Inc. in September 2005 (the “Acquisition”). Loss from continuing operations for the first quarter was $7.1 million or $0.52 per share compared to a loss of $2.2 million or $0.16 per share in the first quarter of 2005. The increase in loss from continuing operations for the quarter is principally related to the Acquisition as the Lenox business historically operates at a loss during the first quarter.

Business Improvements and Initiatives

During the first quarter, the Company has continued to make progress toward the integration of Department 56 and Lenox. A major accomplishment was the recently announced realignment of separate Lenox and Department 56 wholesale sales groups into one sales organization which will sell all four Company brands (Department 56, Lenox, Dansk and Gorham) across multiple channels of distribution, including department stores, home specialty stores, special markets, and gift and specialty accounts. Susan Engel, Chairwoman and Chief Executive Officer, noted, “This new sales organization combines the sales expertise of Department 56 in gift and specialty accounts with the strength of Lenox in department stores and emerging alternate channels. We believe that this team, consisting of the best sales talent from both companies, will put us in a favorable position to grow the top line.”

Department 56

On May 1, 2006, the Company completed its purchase of several product lines from Willitts Designs International, an industry leader in creating fine quality and unique collectibles and home decor products. Among the lines acquired were (i) Thomas Blackshear’s Ebony Visions, consisting of Afro-Nouveau styled sculptures which celebrate the pride of heritage and beauty of African Americans, and (ii) Possible Dreams, a line of Clothtique figurines which utilize a stiffened cloth technique to create fine sculptural detailing. Linda Miller, President of Department 56, stated “The Willitts acquisition fits perfectly into the Department 56 strategy of developing unique collectibles and gifts for our customers. I am pleased that we were able to retain talented artists and product development professionals from the Willitts organization, including its CEO and President, Joe Walsmith, who has combined his passion for creative thinking with a sound business plan to build a foundation for a successful business.”

Ms. Engel added, “The Willitts lines will be added to the impressive assortment of Department 56, Lenox, Dansk and Gorham products offered to the trade through multiple wholesale channels. In addition, Willitts products present a revenue growth opportunity for Company-operated retail stores and the Company’s direct marketing business (internet, catalog and mail order).”

Lenox Brands

On March 9, 2006, the Company announced the appointment of Lesa Chittenden Lim to the position of President of Lenox Brands. Ms. Chittenden Lim has over 25 years of experience which includes a

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Lenox Group Inc – 2

combination of line management and expertise in bringing practical business-driven solutions to complex issues. Since 1998, she has been working as an independent consultant specializing in strategy development, mergers and acquisitions, and marketing and sales effectiveness. Ms. Engel stated, “We are fortunate to have Lesa join the senior management team. In addition to excellent business acumen, Lesa is an accomplished artist. This combination will make her an effective leader for the Lenox, Dansk and Gorham brands as we strive to build a life style approach to these brands.”

Consumer Direct

The Company successfully converted the Department 56 retail stores to Lenox’s retail IT systems. Joel Anderson, President of Consumer Direct, stated, “The integration of our retail systems is a significant milestone of our overall goal to operate effectively as one retail team. There has been tremendous collaboration, hard work and passion from both the Department 56 and Lenox groups to make this retail integration a success.”

In addition to the Company’s existing store formats, consisting of Lenox stores, Department 56 stores, and warehouse/outlet liquidation-type stores, the Company is developing a new concept store which will showcase all four Company brands. The Company’s goal is to open two to three stores with this new format before the end of fiscal year 2006. Mr. Anderson noted, “These new stores will have something for everyone . . . male and female, young and the young-at-heart; and the shopping experience will be truly enjoyable, stimulating and creative as well as both casual and luxurious.”

The Company believes that it has the potential to increase sales in its Consumer Direct business through a more robust personalization business. As such, the Company intends to expand its personalization capabilities through decaling ceramicware and engraving metalware. Ms. Engel stated, “We are always looking for ways to add value and provide uniqueness for our consumers. Personalization is one way to accomplish this objective. We believe that we can generate incremental sales by personalizing our high quality branded products to each consumer’s specifications and delivering these types of products within a quick turnaround time.”

Operations

The Company continues to evaluate cost saving opportunities such as consolidating Company showrooms and leveraging the combined purchasing position of Department 56 and Lenox in areas such as ocean freight.

Continuing, Ms. Engel said, “I am pleased with the progress that our Company has made since the Lenox acquisition. We have integrated certain business operations, consolidated a number of back room functions, adopted best business practices from both companies and created new opportunities for growth. Our employees have worked very hard as a team to make significant progress and we will continue to focus on changes which add shareholder value.”

First Quarter Performance from Continuing Operations

Wholesale Segment

Revenues were up 184% to $51.8 million from $18.3 million in 2005. The increase in revenue was principally due to the Acquisition offset by a decrease in Department 56 branded sales of $5.0 million, or 27%. The decrease in Department 56 branded sales was principally due to the timing of receipt of product

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from manufacturers overseas as well as the continued softness experienced in the Gift and Specialty channel.

Retail Segment

Revenues increased to $16.2 million from $1.3 million in the prior year principally due to the Acquisition. Same-store sales (including stores added as a result of the Acquisition which are compared against pre-acquisition results) increased by 0.4% across all of the Company’s retail stores, led by the Department 56 retail stores with a 12% increase in same store sales.

The gross profit percentage was 72% compared to 67% in the prior year reflecting the impact of the Acquisition. In the first quarter of 2006, the Lenox retail business closed 31 stores and liquidated excess product acquired as part of the Acquisition. The impact of this activity normally would have resulted in lower gross margins for the Lenox retail business; however, this was offset by the requirement to value Lenox inventory at its estimated selling price less cost of disposal under the purchase method of accounting on the opening balance sheet date. The impact of this purchase accounting adjustment was approximately $4.3 million. Excluding the purchase accounting adjustment, the gross profit percentage was 45% compared to 67% in 2005. This decrease in gross profit percentage in 2006 compared to 2005 was due to Lenox closing 31 stores and liquidating excess product acquired as part of the Acquistion (as mentioned above) and the fact that the Lenox outlet stores typically carry lower gross profit percentages than the Department 56 retail stores.

Direct Segment

Revenues from the direct business which was acquired as part of the Acquisition were $22.4 million. The gross profit percentage of 65% was negatively impacted by a $1.2 million purchase accounting fair market value adjustment related to the write up of inventory to its estimated selling price less cost of disposal under the purchase method of accounting on the opening balance sheet date. Excluding the purchase accounting adjustment, the gross profit percentage was 71%.

Fiscal 2006 Outlook

The Company estimates fully diluted earnings per share (EPS) for fiscal year 2006 will fall within the range of $0.75-$0.85 from continuing operations. EPS from continuing operations in 2005 was $1.26. EPS in 2006 is estimated to be lower than EPS in 2005 due to the fact that the Company benefited disproportionately in fiscal year 2005 from the Acquisition. The results of operations in 2005 included four months of Lenox operations (from the Acquisition date of September 1, 2005 to December 31, 2005, the end of the fiscal year) which are historically the most profitable months of the year for Lenox. As the Company has previously discussed, the Lenox business has historically operated at a loss during the first eight months of the year. EPS in 2006 is also estimated to be lower than EPS in 2005 due to the continued softness in the Company’s Gift and Specialty channel, particularly as it relates to Department 56 branded products. The softness in this channel is principally due to the loss of accounts as a result of their going out of business. First quarter orders from accounts estimated to have completed their orders were flat when compared to their previous year amounts.

About Lenox Group Inc

Lenox Group Inc is a market leader in quality tabletop, collectible and giftware products sold under the Department 56, Lenox, Gorham and Dansk brand names. The Company sells its products through wholesale customers who operate gift, specialty and department store locations in the United States and Canada, Company-operated retail stores, and direct-to-the-consumer through catalogs, direct mail, and the Internet.

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Investors will have the opportunity to listen to the Company’s May 3rd, 2006 conference call over the Internet at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes prior to the 9:00 a.m. ET call. For those who cannot listen to the live broadcast, a replay will be available.

Investor Contact

Gregg Peters

Telephone: (952) 944-5600

Notes concerning forward-looking statements:

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Such risk and uncertainties that could affect performance include, but are not limited to, the ability of Lenox Group Inc to: (1) integrate Lenox into its business; (2) achieve revenue or cost synergies; and (3) generate cash flow to pay off debt. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2005 dated March 16, 2006 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

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LENOX GROUP INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Quarter Ended
	April 1, 2006		April 2, 2005

NET SALES	$90,387		$19,619
COST OF SALES	41,924	46.4%	10,690	54.5%

Gross Profit	48,463	53.6%	8,929	45.5%

Selling, general and administrative expenses	56,802	62.8%	12,508	63.8%

OPERATING LOSS FROM CONTINUING OPERATIONS	(8,339)	-9.2%	(3,579)	-18.2%

Interest expense	3,044	3.4%	58	0.3%
Other, net	(1)	0.0%	(155)	-0.8%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,382)	-12.6%	(3,482)	-17.7%

INCOME TAX BENEFIT	(4,296)	-4.8%	(1,253)	-6.4%

LOSS FROM CONTINUING OPERATIONS	(7,086)	-7.8%	(2,229)	-11.4%

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—		(401)

NET LOSS	$(7,086)		$(2,630)

LOSS PER SHARE - BASIC:
LOSS PER SHARE FROM CONTINUING OPERATIONS	$(0.52)		$(0.16)
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	—		(0.03)

NET LOSS PER SHARE - BASIC	$(0.52)		$(0.19)

LOSS PER SHARE - ASSUMING DILUTION:
LOSS PER SHARE FROM CONTINUING OPERATIONS	$(0.52)		$(0.16)
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	—		(0.03)

NET LOSS PER SHARE - ASSUMING DILUTION	$(0.52)		$(0.19)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	13,725		13,641
ASSUMING DILUTION	13,725		13,641

SUPPLEMENTAL INFORMATION -
Depreciation expense (as reported within SG&A from continuing operations)	$3,213		$833

Reclassifications - Certain reclassifications were made to quarter ended April 2, 2005 condensed consolidated statement of operations in order to conform to the presentation of the quarter ended April 1, 2006 condensed consolidated statement of operations. These reclassifications had no impact on consolidated net loss as previously reported.

LENOX GROUP INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

ASSETS

	April 1, 2006	December 31, 2005	April 2, 2005

CURRENT ASSETS:
Cash and cash equivalents	$440	$1,279	$25,198
Short-term investments	—	—	20,000
Accounts receivable, net	46,625	55,563	21,022
Inventories	97,532	94,346	16,116
Deferred taxes	10,031	13,380	4,076
Income tax receivable	1,881	—	—
Other current assets	9,189	8,411	2,449
Current assets of discontinued operations	—	—	2,260

Total current assets	165,698	172,979	91,121

PROPERTY AND EQUIPMENT, net	69,410	71,428	14,924
ASSETS HELD FOR SALE	17,018	17,018	—
GOODWILL, net	53,901	53,769	37,074
TRADEMARKS, net	121,971	121,971	13,761
OTHER INTANGIBLES, net	16,022	17,037	621
MARKETABLE SECURITIES	1,874	2,449	2,267
OTHER ASSETS	12,666	13,277	424
NONCURRENT ASSETS OF DISCONTINUED OPERATIONS	—	—	188

	$458,560	$469,928	$160,380

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$10,170	$10,000
Borrowings on revolving credit facility	26,193	10,468
Accounts payable	28,616	31,270	$5,211
Accrued compensation and benefits payable	14,773	16,538	2,480
Income taxes payable	—	6,590	312
Severance and restructuring reserves	7,999	12,201	—
Other current liabilities	3,973	6,554	757
Current liabilities of discontinued operations	1	32	33

Total current liabilities	91,725	93,653	8,793

DEFERRED COMPENSATION OBLIGATION	1,898	2,489	2,263
PENSION OBLIGATIONS	88,048	87,014	—
POSTRETIREMENT OBLIGATIONS	28,761	28,560	—
DEFERRED TAXES	322	1,424	5,571
LONG-TERM DEBT	87,580	90,250	—
OTHER NONCURRENT LIABILITIES	5,038	4,789	790
STOCKHOLDERS’ EQUITY	155,188	161,749	142,963

	$458,560	$469,928	$160,380

Reclassifications - Certain reclassifications were made to the April 2, 2005 condensed consolidated balance sheets in order to conform to the presentation of the April 1, 2006 condensed consolidated balance sheet. These reclassifications had no impact on consolidated net loss or retained earnings as previously reported.

LENOX GROUP INC
SEGMENTS OF THE COMPANY AND RELATED INFORMATION FROM CONTINUING OPERATIONS (UNAUDITED)
(In thousands)

	Quarter Ended
	April 1, 2006		April 2, 2005

WHOLESALE:
Net sales	$51,821	100.0%	$18,274	100.0%
Gross profit	22,270	43.0%	8,032	44.0%
Selling expenses	9,479	18.3%	3,385	18.5%
Income from continuing operations	12,791	24.7%	4,647	25.4%

RETAIL:
Net sales	$16,197	100.0%	$1,345	100.0%
Gross profit	11,602	71.6%	897	66.7%
Selling expenses	9,362	57.8%	1,712	127.3%
Income (loss) from continuing operations	2,240	13.8%	(815)	-60.6%

DIRECT:
Net sales	$22,369	100.0%	—
Gross profit	14,591	65.2%	—
Selling expenses	10,133	45.3%	—
Income from continuing operations	4,458	19.9%	—

CORPORATE -
Unallocated general and administrative expenses	$(27,828)		$(7,411)

CONSOLIDATED:
Net sales	$90,387		$19,619
Operating loss from continuing operations	(8,339)	-9.2%	(3,579)	-18.2%

The Company has three reportable segments - Wholesale, Retail, and Direct. Although the product produced and sold for each segment is similar, the type of customer for the product and the method used to distribute the product are different. The segmentation of these operations also reflects how the Company's chief executive officer (the CEO) currently reviews the results of these operations. Operating income (loss) from continuing operations for each operating segment includes specifically identifiable operating costs such as cost of sales and selling expenses. General and administrative expenses are generally not allocated to specific operating segments and are therefore reflected in the corporate category. Other components of the statement of operations, which are classified below operating income (loss) from continuing operations, are also not allocated by segment. In addition, the Company does not account for or report assets, capital expenditures or certain depreciation and amortization by segment. All transactions between operating segments have been eliminated and are not included in the following table.

Reclassifications - Certain reclassifications were made to the quarter ended April 2, 2005 segment information in order to conform to the presentation of the quarter ended April 1, 2006. These reclassifications had no impact on consolidated net loss as previously reported.